Wachovia Commercial Mortgage, Inc.	Record Date:	4/30/2004
Series 1999-1	Determination Date:	5/12/2004
Trust Administrator’s Certificate	Distribution Date:	5/17/2004

		Original	Beginning			Current	Total Class		Ending
	Certificate	Certificate	Certificate			Realized	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Distribution	Balance
AS-1	1.3300%	137,788,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000
AS-2	1.5000%	141,057,000.00	36,001,016.22	48,001.35	5,930,795.34	0.00	5,930,795.34	5,978,796.69	30,070,220.88
Factors per Thousand				0.34029754	42.04538123		42.04538123	42.38567877	213.17779961
AS-3	1.1500%	190,443,000.00	190,443,000.00	194,675.07	0.00	0.00	0.00	194,675.07	190,443,000.00
Factors per Thousand				1.02222224	0.00000000		0.00000000	1.02222224	1000.00000000
MS-1	1.9500%	22,084,000.00	18,422,564.03	31,932.44	482,505.38	0.00	482,505.38	514,437.82	17,940,058.65
Factors per Thousand				1.44595363	21.84864064		21.84864064	23.29459428	812.35549040
MS-2	2.3500%	23,463,000.00	19,573,974.28	40,887.86	512,661.97	0.00	512,661.97	553,549.83	19,061,312.31
Factors per Thousand				1.74265269	21.84980480		21.84980480	23.59245749	812.39876870
BS	4.1000%	12,423,000.00	10,362,692.27	37,766.26	271,409.28	0.00	271,409.28	309,175.54	10,091,282.99
Factors per Thousand				3.04002737	21.84732190		21.84732190	24.88734927	812.30644691
Pool I		527,258,000.00	274,803,246.80	353,262.98	7,197,371.97	0.00	7,197,371.97	7,550,634.95	267,605,874.83
Totals				0.67000023	13.65056949		13.65056949	14.32056972	507.54255949
AN	1.6000%	55,395,000.00	19,823,665.97	28,193.66	350,677.74	0.00	350,677.74	378,871.40	19,472,988.23
Factors per Thousand				0.20461622	2.54505283		6.33049445	6.83945121	351.52970900
MN	2.3500%	2,229,000.00	2,229,000.00	4,656.13	0.00	0.00	0.00	4,656.13	2,229,000.00
Factors per Thousand				0.03379198	0.00000000		0.00000000	2.08888739	1000.00000000
BN	4.1000%	4,457,000.00	4,457,000.00	16,243.29	0.00	0.00	0.00	16,243.29	4,457,000.00
Factors per Thousand				0.11788610	0.00000000		0.00000000	3.64444469	1000.00000000
Pool II		62,081,000.00	26,509,665.97	49,093.08	350,677.74	0.00	350,677.74	399,770.82	26,158,988.23
Totals				0.09311017	0.66509705		5.64871281	6.43950355	421.36866723

Totals		589,339,000.00	301,312,912.77	402,356.06	7,548,049.71	0.00	7,548,049.71	7,950,405.77	293,764,863.06

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc.	Record Date:	4/30/2004
Series 1999-1	Determination Date:	5/12/2004
Trust Administrator’s Certificate	Distribution Date:	5/17/2004

Certificate Information

			Interest	Applied		Unpaid
	Interest	Remittance	Shortfall	Realized Loss	Realized Loss	Realized Loss
Class	Requirement	Rate	Carryforward	Amount	Amount	Amount
AS-1	0.00	1.3300%	0.00	0.00	0.00	0.00
AS-2	48,001.35	1.5000%	0.00	0.00	0.00	0.00
AS-3	194,675.07	1.1500%	0.00	0.00	0.00	0.00
MS-1	31,932.44	1.9500%	0.00	0.00	0.00	0.00
MS-2	40,887.86	2.3500%	0.00	0.00	0.00	0.00
BS	37,766.26	4.1000%	0.00	0.00	0.00	0.00
AN	28,193.66	1.6000%	0.00	0.00	0.00	0.00
MN	4,656.13	2.3500%	0.00	0.00	0.00	0.00
BN	16,243.29	4.1000%	0.00	0.00	0.00	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc.	Record Date:	4/30/2004
Series 1999-1	Determination Date:	5/12/2004
Trust Administrator’s Certificate	Distribution Date:	5/17/2004

Pool I

Schedule of Remittance

Aggregate Amount Received	10,644,992.40
Monthly Advances	0.00
(Servicing Fee)	(100,539.70)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	10,544,452.70

Bond Interest Distributed	353,262.98
Bond Principal Distributed	7,197,371.97
Escrow Fee	34,350.41
Amounts transferred to the Owner Trustee	2,959,467.34

10,544,452.70

Prior Three Months Weighted Average Loan Interest Rate

01/31/04	02/29/04	03/31/04
6.3486%	6.3443%	6.3134%

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		307,042,733.86
Aggregate Ending Principal Balance of Loans		299,000,977.47
Principal Prepayments (No. / Amt)	11	7,423,383.27
Curtailments		38,024.69
Excess and Monthly Payments		580,348.43
Recoveries on Previous Realized Losses		1,000,295.93
Interest Received		1,602,940.08
Compensating Interest		1,018.26
Realized Losses (Current / Cumulative)	0.00	27,558,684.94
Excess Spread		2,115,082.92
Spread Amount		31,395,102.64
Specified Subordinated Amount		31,395,102.64
Weighted Average Loan Interest Rate		6.0383%
LIBOR Rate		1.1000%
Auction Rate		1.1500%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc.	Record Date:	4/30/2004
Series 1999-1	Determination Date:	5/12/2004
Trust Administrator’s Certificate	Distribution Date:	5/17/2004

Pool II

Schedule of Remittance

Aggregate Amount Received	409,971.06
Monthly Advances	0.00
(Servicing Fee)	(9,095.67)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	400,875.39

Bond Interest Distributed	49,093.08
Bond Principal Distributed	350,677.74
Escrow Fee	1,104.57
Amounts transferred to the Owner Trustee	0.00

400,875.39

Prior Three Months Weighted Average Loan Interest Rate

01/31/04	02/29/04	03/31/04
5.9426%	5.9434%	5.9438%

Collateral Information

Accelerated Principal Distribution		98,991.72
Aggregate Beginning Principal Balance of Loans		29,220,956.32
Aggregate Ending Principal Balance of Loans		28,969,270.30
Principal Prepayments (Number / Amount)	0	0.00
Curtailments		0.00
Excess and Monthly Payments		251,686.02
Recoveries on Previous Realized Losses		23,127.87
Interest Received		135,157.17
Compensating Interest		0.00
Realized Losses (Current / Cumulative)	0.00	8,543,913.62
Excess Spread		98,991.72
Spread Amount		5,431,738.18
Specified Subordinated Amount		5,431,738.18
LOC Available Amount		2,621,456.11
LOC Available Amount as percentage of Pool Principal Balance		10.02%
Weighted Average Loan Interest Rate		5.9438%
LIBOR Rate		1.1000%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc.	Record Date:	4/30/2004
Series 1999-1	Determination Date:	5/12/2004
Trust Administrator’s Certificate	Distribution Date:	5/17/2004

Exhibit L

Outstanding Balance - Pool I	299,000,977.47
# Accounts	441

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	218	155,935,917.38	52.15%
Delinquent 30-59 Days	2	2,988,982.54	1.00%
Delinquent 60-89 Days	3	2,637,636.98	0.88%
Delinquent 90 and Over	2	2,147,191.92	0.72%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	225	163,709,728.82	54.75%

Outstanding Balance - Pool II	28,969,270.30
# Accounts	90

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	39	14,326,105.40	49.45%
Delinquent 30-59 Days	0	0.00	0.00%
Delinquent 60-89 Days	0	0.00	0.00%
Delinquent 90 and Over	1	253,186.59	0.87%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	40	14,579,291.99	50.33%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc.	Record Date:	4/30/2004
Series 1999-1	Determination Date:	5/12/2004
Trust Administrator’s Certificate	Distribution Date:	5/17/2004

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 7.10 subclauses (ii), (iii), (v), (vi), (vii), (viii), and (xv) is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class AS-1	Class AS-2	Class AS-3	Class MS-1	Class MS-2	Class BS	Pool I
(ii)	0	255	1,000	834	834	834	521
(iii)	0	42	0	22	22	22	14
(v)	0	0	1	1	2	3	1
(vi)	0	53	0	0	0	0	14
(vii)	0	0	0	0	0	0	0
(viii)	0	4	0	0	0	0	1
(xv) (a, b & c)	0	213	1,000	812	812	812	508

Sub-Clause	Class AN	Class MN	Class BN	Pool II
(ii)	358	1,000	1,000	427
(iii)	6	0	0	6
(v)	1	2	4	1
(vi)	0	0	0	0
(vii)	0	0	0	0
(viii)	5	0	0	4
(xv) (a, b & c)	352	1,000	1,000	421

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc.	Record Date:	4/30/2004
Series 1999-1	Determination Date:	5/12/2004
Trust Administrator’s Certificate	Distribution Date:	5/17/2004

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia Commercial Mortgage, Inc., complied with section 7.10 of the Sale and Servicing Agreement dated May 31, 1999 pertaining to Series 1999-1 in preparing the accompanying Trust Administrator’s Certificate.

Wachovia Commercial Mortgage, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300